UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2024 (June 4, 2024)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Chemung Financial Corporation (the “Corporation”) with the Securities and Exchange Commission on June 4, 2024 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Corporation’s decision regarding how often it will conduct shareholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On June 4, 2024, the Corporation’s shareholders held a non-binding advisory vote regarding the frequency of shareholder approval of the compensation of named executive officers. After considering the results of the shareholder advisory vote, on June 18, 2024, the Corporation’s Board of Directors has determined that the Corporation will hold an annual advisory vote on executive compensation until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

June 18, 2024
/s/ Dale M. McKim III
Dale M. McKim
Chief Financial Officer and Treasurer